SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                 Current Report Under to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): January 22, 1997
                        Commission File Number: 0-14096


                              FORELAND CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


              Nevada                             87-0422812
     (State or other jurisdiction of         (IRS Employer
     incorporation or organization)          Identification No.)


     12596 W. Bayaud Avenue
     Suite 300, Lakewood, Colorado                  80228
     (Address of Principal Executive Offices)     (Zip Code)


              Registrant's Telephone Number, including Area Code:
                        (303) 988-3122

                                      N/A
     (Former name, former address, and formal fiscal year, if changed since last report)




                             ITEM 5.  OTHER EVENTS

     Foreland Corporation announced on January 22, 1997, that production casing had been set to total depth at the Ghost Ranch #38-35 well. After the well was drilled to 4,570 feet, it was logged and a number of sidewall cores with excellent oil shows were collected. A thicker section was encountered in this well than in the Ghost Ranch #48-35 discovery well. Completion activities will begin in approximately 10 days after the drilling rig is moved off location and production rates will be established within the next few weeks.

     The Ghost Ranch #38-35 is an offset to the Ghost Ranch #48-35 discovery well, which is currently producing at the restricted rate of between 200 and 250 barrels of oil per day. The Ghost Ranch field and the #38-35 offset drilling locations were defined by Foreland using 3D seismic. Ghost Ranch field is the first exploration success in Nevada which was defined using 3D seismic. The Ghost Ranch field is located in Nye County, Nevada.

     Foreland's president announced and production rates will be established within the next few weeks.

     Foreland has a 60% working interest at Ghost Ranch and is the operator. Plains Petroleum Operating Co., a wholly-owned subsidiary of Barrett Resources, Inc., owns the remaining 40% working interest.


                   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a) Financial statements of businesses acquired.  Not applicable.

    (b) Pro forma financial information.  Not applicable.

    (c) Exhibits.  The following exhibit is included as part of this report:
None.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 1997

                                   FORELAND CORPORATION


                                   By   /s/ N. Thomas Steele
                                     N. Thomas Steele, President